Exhibit J-1

                               CUSTODY AGREEMENT

         AGREEMENT dated as of April 21, 2004, between NT Alpha Strategies Fund, a Delaware statutory trust (the "Fund"), and The Northern Trust Company (the "Custodian"), an Illinois state bank.

                              W I T N E S S E T H

         That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

1. Definitions.

         Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) "Authorized Person" shall be deemed to include the Chairman of the Board of Trustees, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees to give Instructions on behalf of the Fund and listed in the certification annexed hereto as Schedule A or such other certification as may be received by the Custodian from time to time pursuant to Section 17(a).

(b)      "Board of Trustees" shall mean the Board of Trustees of the Fund.

(c) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

(d) "Confidential Offering Memorandum" shall include each current confidential offering memorandum of the Fund.

(e) "Declaration of Trust" shall mean the Declaration of Trust of the Fund, including all amendments thereto.

(f) "Delegate of the Fund" shall mean and include any entity to whom the Board of Trustees of the Fund has delegated responsibility under Rule 17f-5 of the 1940 Act.

(g) "Depository" shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under
         Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, the use of which is hereby specifically authorized. The term "Depository" shall further mean and include any other person named in an Instruction and approved by the Fund to act as a depository in the manner required by Rule 17f-4 of the 1940 Act, its successor or successors and its nominee or nominees.

(h) "Instruction" shall mean written (including telecopied, telexed, or electronically transmitted in a form that can be converted to print) or oral instructions actually received by the Custodian which the Custodian reasonably believes were given by an Authorized Person. An Instruction shall also include any instrument in writing actually received by the Custodian which the Custodian reasonably believes to be genuine and to be signed by any two officers of the Fund, whether or not such officers are Authorized Persons. Except as otherwise provided in this Agreement, "Instructions" may include instructions given on a standing basis.

(i) "1940 Act" shall mean the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

(j)      "Rule 17f-5" shall mean Rule 17f-5 under the 1940 Act.

(k)      "Rule 17f-7" shall mean Rule 17f-7 under the 1940 Act.

(l)      "Units" refers to Units of the Fund.

(m) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodity interests and investments from time to time owned by the Fund and held in a Fund.

(n) "Sub-Custodian" shall mean and include (i) any branch of the Custodian, and (ii) any "eligible foreign custodian," as that term is defined in Rule 17f-5 under the 1940 Act, approved by the Fund or a Delegate of the Fund in the manner required by Rule 17f-5. For the avoidance of doubt, the term "Sub-Custodian" shall not include any central securities depository or clearing agency.

(o) "Eligible Securities Depository" shall have the same meaning as set forth in Rule 17f-7(b)(1).

(p) "Transfer Agent" shall mean the person which performs as the transfer agent for the Fund.

2.       Appointment of Custodian.

(a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys owned by or in the possession of the Fund during the period of this Agreement.

(b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.       Appointment and Removal of Sub-Custodians.

(a) The Custodian may appoint one or more Sub-Custodians to act as sub-custodian or sub-custodians of Securities and moneys at any time held, upon the terms and conditions specified in this Agreement,. The Custodian shall oversee the maintenance by any Sub-Custodian of any Securities or moneys of the Fund.

(b) The Agreement between the Custodian and each Sub-Custodian described in clause (ii) of Section 1(o) and acting hereunder shall contain any provisions necessary to comply with Rule 17f-5 under the 1940 Act.

(c)      Prior to the Custodian's use of any Sub-Custodian described in clause
         (ii) of Paragraph 1(o), the Fund or a Delegate of the Fund must approve such Sub-Custodian in the manner required by Rule 17f-5 and provide the Custodian with satisfactory evidence of such approval.

(d) The Custodian shall promptly take such steps as may be required to remove any Sub-Custodian that has ceased to be an "eligible foreign custodian" or has otherwise ceased to meet the requirements under Rule 17f-5. If the Custodian intends to remove any Sub-Custodian previously approved by the Fund or a Delegate of the Fund pursuant to paragraph 3(c), and the Custodian proposes to replace such Sub-Custodian with a Sub-Custodian that has not yet been approved by the Fund or a Delegate of the Fund, it will so notify the Fund or a Delegate of the Fund and provide it with information reasonably necessary to determine such proposed Sub-Custodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with such Sub-Custodian. The Fund shall at the meeting of the Board of Trustees next following receipt of such notice and information, or a Delegate of the Fund shall promptly after receipt of such notice and information, determine whether to approve the proposed Sub-Custodian and will promptly thereafter give written notice of the approval or disapproval of the proposed action.

(e) The Custodian hereby represents to the Fund that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Custodian in connection with the safekeeping of property of the Fund pursuant to this Agreement afford reasonable care for the safekeeping of such property based on the standards applicable in the relevant market.


3A       Delegation of Foreign Custody Management.

         (a) The Fund hereby delegates to Custodian the responsibilities set forth in subparagraph (b) below of this Section 3A, in accordance with Rule 17f-5 with respect to foreign custody arrangements for the Fund, except that the Custodian shall not have such responsibility with respect to central depositories and clearing agencies or with respect to custody arrangements in the countries listed on Schedule I, attached hereto, as that Schedule may be amended from time to time by notice to the Fund.

(b) With respect to each arrangement with any Sub-Custodian regarding the assets of the Fund for which Custodian has responsibility under this
         Section 3A (a "Foreign Custodian"), Custodian shall:

         (i) determine that the Fund's assets will be subject to reasonable care, based on standards applicable to custodians in the relevant market, if maintained with the Foreign Custodian, after considering all factors relevant to the safekeeping of such assets;

         (ii) determine that the written contract with such Foreign Custodian governing the foreign custody arrangements complies with the requirements of Rule 17f-5 and will provide reasonable care for the Fund's assets;

         (iii) establish a system to monitor the appropriateness of maintaining the Fund's assets with such Foreign Custodian and the contract governing the Fund's foreign custody arrangements;

         (iv) provide to the Fund's Board of Trustees, at least annually, written reports notifying the Board of the placement of the Fund's assets with a particular Foreign Custodian and periodic reports of any material changes to the Fund's foreign custodian arrangements; and

         (v) withdraw the Fund's assets from any Foreign Custodian as soon as reasonably practicable, if the foreign custody arrangement no longer meets the requirement of Rule 17f-5.

4.       Use of Sub-Custodians and Securities Depositories.

         With respect to property of the Fund which is maintained by the Custodian in the custody of a Sub-Custodian pursuant to Section 3:

(a) The Custodian will identify on its books as belonging to the Fund any property held by such Sub-Custodian.

(b) In the event that a Sub-Custodian permits any of the Securities placed in its care to be held in a foreign securities depository, such Sub-Custodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian as a custodian for its customers.

(c) Any Securities held by a Sub-Custodian will be subject only to the instructions of the Custodian or its agents; and any Securities held in a foreign securities depository for the account of a Sub-Custodian will be subject only to the instructions of such Sub-Custodian.

(d) The Custodian will only deposit property of the Fund in an account with a Sub-Custodian which includes exclusively the assets held by the Custodian for its customers, and will cause such account to be designated by such Sub-Custodian as a special custody account for the exclusive benefit of customers of the Custodian.

(e) Before any Securities are placed in a foreign securities depository, the Custodian shall provide the fund's Board of Trustees with an analysis of the custody risks associated with maintaining assets with the foreign securities depository.

(f) The Custodian or its agent shall continue to monitor the custody risks associated with maintaining the Securities with a foreign securities depository and shall promptly notify the Fund's Board of Trustees of any material changes in said risks.

5.       Compensation.

(a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule C and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately; provided that out-of-pocket disbursements may include only the items specified in Schedule C.

(b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, or replacing Schedule C with, a revised Fee Schedule, dated and signed by an officer of each party hereto.

(c) The Custodian will bill the Fund for its services hereunder as soon as practicable after the end of each calendar quarter, and said billings will be detailed in accordance with the Fee Schedule for the Fund. The Fund will promptly pay to the Custodian the amount of such billing. The Custodian shall have a claim of payment against the property of the Fund for any compensation or expense amount owing to the Custodian in connection with such Fund from time to time under this Agreement.

(d) The Custodian (not the Fund) will be responsible for the payment of compensation of each Sub-Custodian.

6.       Custody of Cash and Securities.

(a) Receipt and Holding of Assets. The Fund will deliver or cause to be delivered to the Custodian and any Sub-Custodians all Securities and moneys at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and moneys until actually received by it or by a Sub-Custodian. The Fund may, from time to time in its sole discretion, provide the Custodian with Instructions as to the manner in which and in what amounts Securities, and money are to be held in the Book-Entry System or a Depository. Securities and moneys held in the Book-Entry System or a Depository will be held in accounts which include only assets of Custodian that are held for its customers.

(b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for the Fund and shall credit to the account all moneys received by it or a Sub-Custodian for the account of such Fund and shall disburse, or cause a Sub-Custodian to disburse, the same only:

         1. In payment for Securities purchased for the Fund, as provided in Section 7 hereof;

         2. In payment of dividends or distributions with respect to the Units of such Fund, as provided in Section 10 hereof;

         3. In payment of original issue or other taxes with respect to the Units of such Fund, as provided in Section 11(c) hereof;

         4. In payment for Units which have been redeemed by such Fund, as provided in Section 11 hereof;

         5. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund, as provided in Sections 5 and 15(h) hereof;

         6. Pursuant to Instructions setting forth the name of the Fund and the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made.

(c)      Fail Float. In the event that any payment made for the Fund under this
         Section 6 exceeds the funds available in the Fund's account, the Custodian or relevant Sub-Custodian, as the case may be, may, in its discretion, advance the Fund an amount equal to such excess and such advance shall be deemed an overdraft from the Custodian or such Sub-Custodian to that Fund payable on demand, bearing interest at the rate of interest customarily charged by the Custodian or such Sub-Custodian on similar overdrafts.

(d) Confirmation and Statements. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held by it and all Sub-Custodians for the Fund. Where securities purchased for a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Depository, the Book-Entry System or a Sub-Custodian, the Custodian shall maintain such records as are necessary to enable it to identify the quantity of those securities held for such Fund. In the absence of the filing in writing with the Custodian by the Fund of exceptions or objections to any such statement within 60 days after the date that a material defect is reasonably discoverable, the Fund shall be deemed to have approved such statement; and in such case or upon written approval of the Fund of any such statement the Custodian shall, to the extent permitted by law and provided the Custodian has met the standard of care in Section 16 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Fund and all persons having any equity interest in the Fund were parties.

(e) Registration of Securities and Physical Separation. All Securities held for the Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian or a Sub-Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian or a Sub-Custodian as the Custodian or such Sub-Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian or any Sub-Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository, any Securities which the Custodian or a Sub-Custodian may hold for the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to the Fund which are not held in the Book-Entry System or a Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those or any other person or persons.

(f) Segregated Accounts. Upon receipt of an Instruction, the Custodian will establish segregated accounts on behalf of the Fund to hold liquid or other assets as it shall be directed by such Instruction and shall increase or decrease the assets as it shall be directed by such Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Instruction.

(g) Collection of Income and Other Matters Affecting Securities. Except as otherwise provided in an Instruction, the Custodian, by itself or through the use of the Book-Entry System or a Depository with respect to Securities therein maintained, shall, or shall instruct the relevant Sub-Custodian to:

         1. Collect all income due or payable with respect to Securities in accordance with this Agreement;

         2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

         3.       Surrender Securities in temporary form for derivative
                  Securities;

         4. Execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

         5. Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian or relevant Sub-Custodian for the Fund.

(h) Delivery of Securities and Evidence of Authority. Upon receipt of an Instruction, the Custodian, directly or through the use of the Book-Entry System or a Depository, shall, or shall instruct the relevant Sub-Custodian to:

         1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

         2. Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

         3. Deliver or cause to be delivered any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

         4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the Fund and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

         5. Deliver Securities upon sale of such Securities for the account of the Fund pursuant to Section 7;

         6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into on behalf of the Fund;

         7. Deliver Securities of the Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian or Sub-Custodian, as the case may be;

         8. Deliver Securities for delivery in connection with any loans of securities made by the Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities;

         9. Deliver Securities for delivery as security in connection with any borrowings by the Fund requiring a pledge of Fund assets, but only against receipt of the amounts borrowed;

         10. Deliver Units to the Transfer Agent or its designee or to the holders of Units in connection with distributions in kind, in satisfaction of requests by holders of Units for repurchase or redemption;

         11. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to written Instructions, a copy of a resolution or other authorization of the Fund certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

(i) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

(j) Execution of Required Documents. The Custodian is hereby authorized to execute any and all applications or other documents required by a regulatory agency or similar entity as a condition of making investments in the foreign market under such entity's jurisdiction.

(k)      Additional Duties of Custodian

         1. Valuations; Net Income Computation. Unless otherwise directed by proper insructions from Trustees or Officers of the Trust, the Custodian shall compute and determine on the days and at the times specified in the Fund's Confidential Offering Memorandum, the net asset value of a Unit of the Fund, such computation and determination to be made in accordance with the Fund's Confidential Offering Memorandum, and shall promptly notify the Administrator of the result of such computation and determination.

                  Unless advised otherwise by proper instructions from the Trustees or Officers of the Trust, Custodian shall also calculate at the times specified in the Fund's Confidential Offering Memorandum the net income of the Fund and shall promptly advise the Administrator of the results of such calculation. Such calculation shall be made in accordance with the Fund's Confidential Offering Memorandum.

7.       Purchase and Sale of Securities.

(a) Promptly after the purchase of Securities, the Fund or its designee shall deliver to the Custodian an Instruction specifying with respect to each such purchase: (1) the name of the Fund; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; and (7) the name of the person from whom or the broker through whom the purchase was made, if any. The Custodian or specified Sub-Custodian shall receive the Securities purchased by or for the Fund and upon receipt thereof (or upon receipt of advice from a Depository or the Book-Entry System that the Securities have been transferred to the Custodian's account) shall pay to the broker or other person specified by the Fund or its designee out of the moneys held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Instruction.

(b) Promptly after the sale of Securities, the Fund or its designee shall deliver to the Custodian an instruction specifying with respect to each such sale: (1) the name of the issuer and the title of the Securities; (2) the number of shares or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable upon such sale; and (6) the name of the broker through whom or the person to whom the sale was made. The Custodian or relevant Sub-Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable upon such sale, provided that the same conforms to the total amount payable as set forth in such Instruction. Subject to the foregoing, the Custodian or relevant Sub-Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

(c) Notwithstanding (a) and (b) above, cash may be invested by the Custodian for short term purposes pursuant to standing Instructions from the Fund.

8.       Investment in Futures and Options.

         The Custodian shall pursuant to Instructions (which may be standing instructions) (i) transfer initial margin to a safekeeping bank or, with respect to options, broker; (ii) pay or demand variation margin to or from a designated futures commission merchant or other broker based on daily marking to market calculations and in accordance with accepted industry practices; and (iii) subject to the Custodian's consent, enter into separate procedural, safekeeping or other agreements with safekeeping banks, futures commission merchants and other brokers pursuant to which such banks and, in the case of options, brokers, will act as custodian for initial margin deposits in transactions involving futures contracts and options. The Custodian shall have no custodial or investment responsibility for any assets transferred to a safekeeping bank, futures commission merchant or broker pursuant to this paragraph.

9.       Provisional Credits and Debits.

(a) The Custodian is authorized, but shall not be obligated, to credit the Fund provisionally on payable date with interest, dividends, distributions, redemptions or other amounts due. Otherwise, such amounts will be credited on the date such amounts are actually received and reconciled to the Fund. In cases where the Custodian has credited the Fund with such amounts prior to actual collection and reconciliation, the Fund acknowledges that the Custodian shall be entitled to recover any such credit on demand from the Fund and further agrees that the Custodian may reverse such credit if and to the extent that Custodian does not receive such amounts in the ordinary course of business.

(b) If the Fund is maintained as a global custody account it shall participate in the Custodian's contractual settlement date processing service ("CSDP") unless the Custodian directs the Fund, or the Fund informs the Custodian, otherwise. Pursuant to CSDP the Custodian shall be authorized, but not obligated, to automatically credit or debit the Fund provisionally on contractual settlement date with cash or securities in connection with any sale, exchange or purchase of securities. Otherwise, such cash or securities shall be credited to the Fund on the day such cash or securities are actually received by the Custodian and reconciled to the Fund. In cases where the Custodian credits or debits the Fund with cash or securities prior to actual receipt and reconciliation, the Custodian may reverse such credit or debit as of contractual settlement date if and to the extent that any securities delivered by the Custodian are returned by the recipient, or if the related transaction fails to settle (or fails, due to market change or other reasons, to settle on terms which provide the Custodian full reimbursement of any provisional credit the Custodian has granted) within a period of time judged reasonable by the Custodian under the circumstances. The Fund agrees that it will not make any claim or pursue any legal action against the Custodian for loss or other detriment allegedly arising or resulting from the Custodian's good faith determination to effect, not effect or reverse any provisional credit or debit to the Fund.

         The Fund acknowledges and agrees that funds debited from the Fund on contractual settlement date including, without limitation, funds provided for the purchase of any securities under circumstances where settlement is delayed or otherwise does not take place in a timely manner for any reason, shall be held pending actual settlement of the related purchase transaction in a non-interest bearing deposit at the Custodian's London Branch; that such funds shall be available for use in the Custodian's general operations; and that the Custodian's maintenance and use of such funds in such circumstances are, without limitation, in consideration of the Custodian's providing CSDP.

(c) The Fund recognizes that any decision to effect a provisional credit or an advancement of the Custodian's own funds under this agreement will be an accommodation granted entirely at the Custodian's option and in light of the particular circumstances, which circumstances may involve conditions in different countries, markets and classes of assets at different times. The Fund shall make the Custodian whole for any loss which it may incur from granting such accommodations and acknowledges that the Custodian shall be entitled to recover any relevant amounts from the Fund on demand. All amounts thus due to the Custodian shall be paid by the Fund from the account of the Fund unless otherwise paid on a timely basis and in that connection the Fund acknowledges that the Custodian has a continuing lien on assets of the Fund to secure such payments and agrees that the Custodian may apply or set off against such amounts any amounts credited by or due from the Custodian to the Fund. If funds in the Fund are insufficient to make any such payment the Fund shall promptly deliver to the Custodian the amount of such deficiency in immediately available funds when and as specified by the Custodian's written or oral notification to the Fund.

(d) In connection with the Custodian's global custody service the Fund will maintain deposits at the Custodian's London Branch. The Fund acknowledges and agrees that such deposits are payable only in currency in which an applicable deposit is denominated; that such deposits are payable only on the Fund's demand at the Custodian's London Branch; that such deposits are not payable at any of the Custodian's offices in the United States; and that the Custodian will not in any manner directly or indirectly promise or guarantee any such payment in the United States.

         The Fund further acknowledges and agrees that such deposits are subject to cross-border risk, and therefore the Custodian will have no obligation to make payment or deposits if and to the extent that the Custodian is prevented from doing so by reason of applicable law or regulation or any Sovereign Risk event affecting the London Branch or the currency in which the applicable deposit is denominated. "Sovereign Risk" for this purpose means nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the property rights of persons who are not residents of the affected jurisdiction; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's control.

         THE FUND ACKNOWLEDGES AND AGREES THAT DEPOSIT ACCOUNTS MAINTAINED AT FOREIGN BRANCHES OF UNITED STATES BANKS (INCLUDING, IF APPLICABLE, ACCOUNTS IN WHICH CUSTOMER FUNDS FOR THE PURCHASE OF SECURITIES ARE HELD ON AND AFTER CONTRACTUAL SETTLEMENT DATE), ARE NOT INSURED BY THE U.S. FEDERAL DEPOSIT INSURANCE CORPORATION; MAY NOT BE GUARANTEED BY ANY LOCAL OR FOREIGN GOVERNMENTAL AUTHORITY; ARE UNSECURED; AND IN A LIQUIDATION MAY BE SUBORDINATED IN PRIORITY OF PAYMENT TO DOMESTIC (U.S.-DOMICILED) DEPOSITS. THEREFORE, BENEFICIAL OWNERS OF SUCH FOREIGN BRANCH DEPOSITS MAY BE UNSECURED CREDITORS OF THE NORTHERN TRUST COMPANY.

         Deposit account balances that are owned by United States residents are expected to be maintained in an aggregate amount of at least $100,000 or the equivalent in other currencies.

10.      Payment of Dividends or Distributions.

(a) In the event that the Board of Trustees of the Fund (or a committee thereof) authorizes the declaration of dividends or distributions with respect to the Fund, an Authorized Person shall provide the Custodian with Instructions specifying the record date, the date of payment of such distribution and the total amount payable to the Transfer Agent or its designee on such payment date.

(b) Upon the payment date specified in such Instructions, the Custodian shall pay the total amount payable to the Transfer Agent or its designee out of the moneys specifically allocated to and held for the account of the Fund.

11.      Sale and Redemption of Units.

(a) Whenever the Fund shall sell any Units, the Fund shall deliver or cause to be delivered to the Custodian an Instruction specifying the amount to be received by the Custodian for the sale of such Units.

(b) Upon the receipt of such amount from the Transfer Agent or its designee, the Custodian shall credit such money to the separate account of the Fund specified in the Instruction described in paragraph (a) above.

(c) Upon issuance of any Units in accordance with the foregoing provisions of this Section 11, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of an Instruction specifying the amount to be paid.

(d) Except as provided hereafter, whenever any Units are redeemed, the Fund shall deliver or cause to be delivered to the Custodian an Instruction specifying the name of the Fund whose Units were redeemed and the total amount to be paid for the Units redeemed.

(e) Upon receipt of an Instruction described in paragraph (d) above, the Custodian shall pay to the Transfer Agent (or such other person as the Transfer Agent directs) the total amount specified in such Instruction. Such payment shall be made from the separate account of the Fund specified in such Instruction.

12.      Indebtedness.

(a) The Fund or its designee will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money, using Securities as collateral, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian an Instruction stating with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Fund on the borrowing date; (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities;
         (7) whether the Custodian is to deliver such collateral through the Book-Entry System or a Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the Confidential Offering Memorandum.

(b) Upon receipt of the Instruction referred to in paragraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities specifically allocated to the Fund as may be specified in the Instruction to collateralize further any transaction described in this Section 12. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in such Instruction all of the information required by this Section 12, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

13.      Corporate Action.

         Whenever the Custodian or any Sub-Custodian receives information concerning Securities held for the Fund which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bond issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders ("Corporate Actions"), the Custodian will give the Fund or its designee notice of such Corporate Actions to the extent that the Custodian's central corporate actions department has actual knowledge of a Corporate Action in time to notify the Fund.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action which bears an expiration date is received, the Custodian will endeavor to obtain an Instruction relating to such Corporate Action from an Authorized Person, but if such Instruction is not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such an Instruction, the Custodian is authorized to sell, or cause a Sub-Custodian to sell, such rights entitlement or fractional interest and to credit the applicable account with the proceeds and to take any other action it deems, in good faith, to be appropriate, in which case, provided it has met the standard of care in Section 15 hereof, it shall be held harmless for any such action.

         The Custodian will deliver proxies to the Fund or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with an applicable Instruction, if any.

14.      Persons Having Access to the Funds.

(a) Neither the Fund nor any officer, director, employee or agent of the Fund, the Fund's investment adviser, or any sub-investment adviser, shall have physical access to the assets of the Fund held by the Custodian or any Sub-Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian or any Sub-Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund shall have access to the assets of the Fund.

(b) Nothing in this Section 14 shall prohibit any Authorized Person from giving instructions to the Custodian so long as such Instructions do not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 14.

(c) The Custodian represents that it maintains a system that is reasonably designed to prevent unauthorized persons from having access to the assets that it holds (by any means) for its customers.

15.      Concerning the Custodian.

(a) Scope of Services. The Custodian shall be obligated to perform only such services as are set forth in this Agreement or expressly contained in an Instruction given to the Custodian which is not contrary to the provisions of this Agreement.

(b)      Standard of Care.

         1. The Custodian will use reasonable care, prudence and diligence with respect to its obligations under this Agreement and the safekeeping of property of the Fund. The Custodian shall be liable to, and shall indemnify and hold harmless the Fund from and against any loss which shall occur as the result of the Failure of the Custodian or a Sub-Custodian to exercise reasonable care, prudence and diligence with respect to their respective obligations under this Agreement and the safekeeping of such property. The determination of whether the Custodian or a Sub-Custodian has exercised reasonable care, prudence and diligence in connection with their obligations under this Agreement shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial services are performed. In the event of any loss to the Fund by reason of the failure of the Custodian or a Sub-Custodian to exercise reasonable care, prudence and diligence, the Custodian shall be liable to the Fund only to the extent of the Fund's direct damages and expenses, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special condition or circumstances.

         2. The Custodian will not be responsible for any act, omission, or default of, or for the insolvency of, any central securities depository or clearing agency.

         3. The Custodian will not be responsible for any act, omission, or default of, or for the solvency of, any broker or agent (not referred to in paragraph (b)(2) above) which it or a Sub-Custodian appoints and uses unless such appointment and use is made or done negligently or in bad faith. In the event such an appointment and use is made or done negligently or in bad faith, the Custodian shall be liable to the Fund only for direct damages and expenses (determined in the manner described in paragraph (b)(1) above) resulting from such appointment and use and, in the case of any loss due to an act, omission or default of such agent or broker, only to the extent that such loss occurs as a result of the failure of the agent or broker to exercise reasonable care ("reasonable care" for this purpose to be determined in light of the prevailing standards applicable to agents or brokers, as appropriate, in the jurisdiction where the services are performed).

         4. The Custodian shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

         5. The Custodian shall be entitled to rely upon any Instruction it receives pursuant to the applicable Sections of this Agreement that it reasonably believes to be genuine and to be from an Authorized Person. In the event that the Custodian receives oral Instructions, the Fund or its designee shall cause to be delivered to the Custodian, by the close of business on the same day that such oral Instructions were given to the Custodian, written Instructions confirming such oral Instructions, whether by hand delivery, telex or otherwise. The Fund agrees that the fact that no such confirming written Instructions are received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in connection with (i) acting upon oral Instructions given to the Custodian hereunder, provided such instructions reasonably appear to have been received from an Authorized Person or (ii) deciding not to act solely upon oral Instructions and requests written confirmation immediately following any such decision not to act.

         6. The Custodian shall supply the Fund or its designee with such daily information regarding the cash and Securities positions and activity as the Custodian and the Fund or its designee shall from time to time agree. It is understood that such information will not be audited by the Custodian and the custodian represents that such information will be the best information then available to the Custodian. The Custodian shall have no responsibility whatsoever for the pricing of Securities, accruing for income, valuing the effect of Corporate Actions, or for the failure of the Fund or its designee to reconcile differences between the information supplied by the Custodian and information obtained by the Fund or its designee from other sources, including but not limited to pricing vendors and the Fund's investment adviser. Subject to the foregoing, to the extent that any miscalculation by the Fund or its designee of net asset value is attributable to the willful misfeasance, bad faith or negligence of the Custodian (including any Sub-Custodian) in supplying or omitting to supply the Fund or its designee with information as aforesaid, the Custodian shall be liable to the Fund for any resulting loss (subject to such de minimis rule of change in value as the Board of Trustees may from time to time adopt).

(c) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

         1. The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount specified by the Fund or its designee for payment therefor;

         2. The legality of the sale of any Securities by the Fund or the propriety of the amount of consideration for which the same are sold;

         3. The legality of the issue or sale of any Units, or the sufficiency of the amount to be received therefor;

         4. The legality of the redemption of any Units, or the propriety of the amount to be paid therefore;

         5. The legality of the declaration or payment of any dividend or distribution by the Fund; or

         6.       The legality of any borrowing.

(d) The Custodian need not maintain any insurance for the exclusive benefit of the Fund, but hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Fund in the event that such bond is canceled or otherwise lapses.

(e) Consistent with and without limiting the language contained in Section 15(a), it is specifically acknowledged that the Custodian shall have no duty or responsibility to:

         1. Question any Instruction or make any suggestions to the Fund or an Authorized Person regarding any Instruction;

         2. Supervise or make recommendations with respect to investments or the retention of Securities;

         3. Subject to Section 15(b)(3) hereof, evaluate or report to the Fund or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

         4. Review or reconcile trade confirmations received from brokers.

(f) Amounts Due from or to Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent or its designee nor to take any action to effect payment or distribution by the Transfer Agent or its designee of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

(g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund and specifically allocated to the Fund are such as may properly be held by the Fund under the provisions of the Declaration of Trust and the confidential offering memorandum.

(h) Indemnification. The Fund agrees to indemnify and hold the Custodian harmless from all loss, cost, taxes, charges, assessments, claims, and liabilities (including, without limitation, the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys' fees and disbursements) arising directly or indirectly from any action taken or omitted by the Custodian (i) at the request or on the direction of or in reliance on the advice of the Fund or in reasonable reliance upon the confidential offering memorandum or (ii) upon an Instruction; provided, that the foregoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Custodian's or any Sub-Custodian's negligence, willful misconduct, bad faith or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Fund property.

(i) The Fund agrees to hold the Custodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges on the Fund.

(j) Without limiting the foregoing, the Custodian shall not be liable for any loss which results from:

         1.       the general risk of investing;

         2. subject to Section 15(b) hereof, investing or holding property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of property held pursuant to this Agreement; or

         3. consequential, special or punitive damages for any act or failure to act under any provision of this Agreement, even if advised of the possibility thereof.

(k) Force Majeure. No party shall be liable to the other for any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to forces beyond its reasonable control, including but not limited to delays, errors or interruptions caused by the other party or third parties, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment, or acts of God.

(l) Inspection of Books and Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and under applicable federal and state laws. All such records shall be the property of the Fund and shall at all times during regular business hours of the Custodian be open for inspection by duly authorized officers, employees and agents of the Fund and by the appropriate employees of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of Securities and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

(m) Accounting Control Report. The Custodian shall provide, promptly upon request of the Fund, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

16.      Term and Termination.

(a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until terminated in accordance with Section 16(b).

(b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which, in case the Fund is the terminating party, shall be not less than 60 days after the date of Custodian receives such notice or, in case the Custodian is the terminating party, shall be not less than 90 days after the date the Fund receives such notice. In the event such notice is given by the Fund, it shall be accompanies by a certified resolution of the Board of Trustees, electing to terminate this Agreement with respect to the Fund and designating a successor custodian or custodians.

         In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Trustees, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys of the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

(c)      Upon the date set forth in such notice under paragraph (b) of this
         Section 16, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then held by the Custodian and specifically allocated to the Fund specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to the Fund.

17.      Miscellaneous.

(a) Annexed hereto as Schedule A is a certification signed by two of the present officers of the Fund setting forth the names of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification is received by the Custodian, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Instructions which Custodian reasonably believes were given by an Authorized Person, as identified in the last delivered certification. Unless such certification specifically limits the authority of an Authorized Person to specific matters or requires that the approval of another Authorized Person is required, Custodian shall be under no duty to inquire into the right of such person, acting alone, to give any instructions whatsoever under this Agreement.

(b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at its address stated on the first page hereof or at such other place as the Custodian may from time to time designate in writing.

(c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at its address shown on the first page hereof or at such other pace as the Fund may from time to time designate in writing.

(d) Except as expressly provided herein, Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement.

(e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, and any attempted assignment without such written consent shall be null and void.

(f) This Agreement shall be construed in accordance with the laws of the State of Illinois.

(g) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                                       NT ALPHA STRATEGIES FUND


                                       By: _____________________________
                                              Name:
                                              Title:







                                       THE NORTHERN TRUST COMPANY


                                       By: _____________________________
                                              Name:
                                              Title:

                                   SCHEDULE A

                      CERTIFICATION OF AUTHORIZED PERSONS

         Pursuant to paragraphs 1(b) and 17(a) of the Agreement, the undersigned officers of the NT Alpha Strategies Fund hereby certify that the person(s) whose name(s) and signature(s) appear below have been duly authorized by the Board of Trustees to give Instructions on behalf of the Fund.


                    NAME                                 SIGNATURE

    ____________________________________     _________________________________
    ____________________________________     _________________________________
    ____________________________________     _________________________________
    ____________________________________     _________________________________
    ____________________________________     _________________________________
    ____________________________________     _________________________________


Certified as of the ___ day of ____________, 2004:

OFFICER:                                               OFFICER:

    ____________________________________     _________________________________
                (Signature)                             (Signature)

    ____________________________________     _________________________________
                  (Name)                                  (Name)

    ____________________________________     _________________________________
                 (Title)                                 (Title)

                                   SCHEDULE B

A.       Basic Custodial Fee

         Fund                                                Fee

         Sub-Fund/Security                                   $500 (flat fee)


B.       Wire Fees

         Type of Wire                                        Fee

         Wire Out                                            $10

C. Out-of-Pocket Expenses Reimbursable by the Trust

         The Trust will reimburse Custodian monthly for the following out-of-pocket expenses incurred by Custodian during such month in the performance of its duties under the Custodian Agreement: (1) telephone; (ii) postage; (iii) courier fees of independent courier services; (iv) office supplies used in maintaining the Trust's records; and (v) duplicating.

D.       Fund Accounting Fee

         Fund                                                Fee

         First $50 million of Net Assets                     $25,000 (flat fee)

         Net Assets in excess of $50 million                 1 basis point

                                   SCHEDULE I

                 (Countries for which Custodian shall not have responsibility under Section 3A for managing foreign custody arrangements)


                                      None